EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statement of our report dated May 18, 2000, with respect to the financial statements and schedules of the Countrywide Credit Industries, Inc. Tax Deferred Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999:

     Registration
     Statement Number

                                Form Description

     -----------------     ---------    ---------------------------------------
     -----------------     ---------    ---------------------------------
   333-73089  S-8     Registration of Tax Deferred Savings and Investment Plan



GRANT THORNTON LLP


Los Angeles, California
May 18, 2000